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                                                                   Sub-Item 77C

              SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
                           INVESCO SENIOR LOAN FUND

A Special Meeting ("Meeting") of Shareholders of Invesco Senior Loan Fund (the "Fund") was held on August 29, 2014. The Meeting was held for the following purpose:

(1). Elect fourteen Trustees, each of whom will serve until a successor shall have been duly elected and qualified.

The results of the voting on the above matter were as follows:

                                                 Votes      Votes     Votes
Matter                                            For      Against   Abstain
------                                        ----------- --------- ---------
(1). David C. Arch........................... 152,603,398 1,761,240 4,601,988
     Frank S. Bayley......................... 151,542,035 2,687,140 4,737,451
     James T. Bunch.......................... 151,888,729 2,242,588 4,835,309
     Bruce L. Crockett....................... 151,820,993 2,355,792 4,789,841
     Rodney F. Dammeyer...................... 151,818,237 2,274,598 4,873,791
     Albert R. Dowden........................ 151,774,064 2,347,452 4,845,110
     Jack M. Fields.......................... 152,042,971 2,114,430 4,809,225
     Martin L. Flanagan...................... 152,428,346 1,705,129 4,833,151
     Dr. Prema Mathai-Davis.................. 151,524,390 2,661,982 4,780,254
     Dr. Larry Soll.......................... 151,559,798 2,634,503 4,772,325
     Hugo F. Sonnenschein.................... 151,407,735 2,613,037 4,945,854
     Raymond Stickel, Jr..................... 151,360,151 2,832,147 4,774,328
     Philip A. Taylor........................ 152,536,017 1,781,761 4,648,848
     Suzanne H. Woolsey...................... 152,184,983 2,134,155 4,647,488